Exhibit 10.13
First Interstate BancSystem, Inc. 2006 Equity Compensation Plan
Restricted Stock Grant Agreement
PARTICIPANT:

DATE OF GRANT:

This Restricted Stock Grant Agreement (“Agreement”) is made and entered into as of the date specified above between First Interstate BancSystem, Inc., a Montana corporation (the “Company”), and the above named Participant, an employee of the Company.
The Company and Participant agree as follows:
1.	Precedence of Plan. This Agreement is subject to and shall be construed in accordance with the terms and conditions of the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan (the “Plan”), as now or hereinafter in effect. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan shall have the meaning specified in the Plan.

2.	Grant of Restricted Stock Benefit. Participant is hereby granted a Restricted Stock Benefit of shares of Common Stock (the “Shares”).

3.	Vesting.
a.	Time Vesting. The Restricted Stock Benefit shall vest in three equal portions, on the first, second and third anniversaries of the date of this Agreement.

b.	Death of Participant. Upon the death of the Participant, 100% of the Restricted Stock Benefit shall vest and become exercisable (unless previously forfeited).

c.	Dissolution or Change in Control. As provided in the Plan, if FIBS is Dissolved or if FIBS is a party to a merger, reorganization, or consolidation in which FIBS is not the surviving corporation (a “Change in Control”), 100% of the Restricted Stock Benefit shall vest and become exercisable (unless previously forfeited).
4.	Unvested Shares Subject to Forfeiture. In the event that Participant terminates service with the Company for any reason, including disability, voluntary or involuntary termination of employment, any unvested portion of the Shares shall be forfeited to the Company as of the date of termination of service.

5.	Stock Register and Certificates. The Shares shall be recorded in the stock register of the Company in the name of Participant. A stock certificate or certificates representing the Shares shall be registered in the name of Participant, but such certificates shall remain in the custody of the Company. Participant shall deposit with the Company a Stock Assignment Separate from Certificate in the form attached below as Exhibit A, endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and this Agreement.

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6.	Restrictions. Participant shall have the right to vote the Shares (to the extent of the voting rights of said Shares, if any), to receive and retain all regular cash dividends and such other distributions, as the Board of Directors of the Company may, in its discretion, designate, pay or distribute on such Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Shares, except as set forth in this Agreement and the Plan.

7.	Responsibility for Taxes. Participant may complete and file with the Internal Revenue Service an election in substantially the form attached hereto as Exhibit B pursuant to Section 83(b) of the Internal Revenue Code (“Code”) to be taxed currently on the fair market value of the Shares, without regard to the vesting restrictions set forth in this Agreement. Participant shall be responsible for all taxes associated with the acceptance of the Restricted Stock Benefit, including any tax liability associated with the representation of fair market value if the election is made pursuant to Code Section 83(b).

8.	Shareholders’ Agreement. Coincident with the vesting of the Shares and as a condition precedent to the Company’s obligation to deliver the Shares to Participant, Participant shall execute and deliver to the Company Participant’s agreement to be bound by the terms of the current form of applicable Shareholder’s Agreement utilized by the Company.

9.	General Provisions.
a.	Withholding. Participant shall reimburse the Company, in cash, by certified or bank cashier’s check, or any other form of legal payment permitted by the Company for any federal, state or local taxes required by law to be withheld with respect to the vesting of the Shares. The Company shall have the right to deduct from any salary or other payments to be made to Participant any federal, state or local taxes required by law to be so withheld. The Company’s obligation to deliver a certificate to Participant representing the Shares upon vesting of the Shares is subject to the payment by Participant of any applicable federal, state and local withholding tax.

b.	Receipt of Plan. By entering into this Agreement, Participant acknowledges (i) that he or she has received and read a copy of the Plan and (ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect.

c.	Legends. Certificates representing the Shares prior to vesting shall contain the following legend or a legend similar thereto:
THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF THE COMPANY’S 2006 EQUITY COMPENSATION PLAN AND AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER WHEREBY THE TRANSFER IN ANY MANNER OF SUCH SHARES OF STOCK OR ANY INTEREST THEREIN IS RESTRICTED AND THE SHARES OF STOCK ARE SUBJECT TO FORFEITURE. A

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COPY OF SAID PLAN AND SAID AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.
Certificates may also contain such other legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws.

d.	Not an Employment Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Participant to remain in the Service of the Company, or of the Company to continue Participant in the Service of the Company.

e.	Specific Enforcement. Because of the unique value of the Shares, in addition to any other remedies that the Company may have upon the breach of the agreements contained herein, the obligations of Participant shall be specifically enforceable.

f.	Costs of Enforcement. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party of such litigation, as determined by any court of competent jurisdiction in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any action or proceeding, such costs, expenses and attorneys’ fees shall be included as part of the judgment.

g.	Further Action. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

h.	Interpretation. The interpretations and constructions of any provision of and determinations on any question arising under the Plan or this Agreement shall be made by the Company, and all such interpretations, constructions and determinations shall be final and conclusive as to all parties. This Agreement, as issued pursuant to the Plan, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. This Agreement may be executed in counterparts, all of which shall be deemed to be one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any way.

i.	Assignment. This Agreement shall be binding upon the parties and their respective legal representatives, beneficiaries, successors and assigns.

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j.	Notices. All notices or other communications that are required to be given or may be given to either party pursuant to the terms of this Agreement shall be in writing and shall be delivered personally or by registered or certified mail, postage prepaid, to the address of the parties as set forth following the signature of such party. Notice shall be deemed given on the date of delivery in the case of personal delivery or on the delivery or refusal date as specified on the return receipt in the case of registered or certified mail. Either party may change its address for such communications by giving notice thereof to the other party in conformity with this section.

k.	Governing Law; Venue. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Montana. The parties agree that any action brought by either party to interpret or enforce any provision of the Plan or this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district of Montana.
IN WITNESS WHEREOF, the Company, by a duly authorized officer of the Company, and Participant have executed this Agreement on __________________, effective as of the date of grant.

FIRST INTERSTATE BANCSYSTEM, INC.	PARTICIPANT

By:	Signature
Title:	Print Name

<Street Address>	Address:
<City, ST Zip>

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Exhibit A
Stock Assignment Separate From Certificate
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto First Interstate BancSystem, Inc., a Montana corporation (the “Company”) ________________________(_________) shares of Common Stock of the Company, standing in the undersigned’s name on the books of said corporation represented by Certificate No. _________, and does hereby irrevocably constitute and appoint the Secretary of the Company as attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated:	Signature

Print Name

Stock Assignment Separate from Certificate

Exhibit B
Election to Include Value of Restricted Property in Gross Income
Pursuant to Section 83(b) of the Internal Revenue Code
This election form is to be filed with the IRS Service Center with which the Participant files his or her return. It should be mailed “Certified Mail” and postmarked by the post office to establish proof of timely filing. Timely filing requires such mailing to occur within thirty (30) days following the date of the grant. One copy must be provided to the Company and one copy must be filed with the Participant’s tax return for the taxable year of exercise. Participant may also wish to determine the relevant state tax procedure for the state in which Participant resides.
Pursuant to the Restricted Stock Grant Agreement entered into by and between the undersigned Participant and First Interstate BancSystem, Inc., a Montana corporation (the “Company”), as of __________, 20___ (the “Award Agreement”), Participant has acquired _________ shares of Common Stock of the Company (the “Shares”) which are subject to a substantial risk of forfeiture under the Award Agreement. Participant desires to make an election to have the Shares taxed under the provisions of Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) at the time Participant acquired the Shares.
Therefore, pursuant to Code Section 83(b) and Treasury Regulation Section 1.83-2, Participant hereby makes an election to report as taxable income in _________ [YEAR] the Shares’ fair market value on ____________ [DATE], the date on which Participant acquired the Shares (or any subsequent date that may be determined to be the date of transfer for purposes of the Code).
The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):
1.	The name, address and social security number of Participant:

2.	A description of the property with respect to which the election is being made:

Shares of Common Stock of First Interstate BancSystem, Inc., a Montana corporation.

3.	The date on which the property was transferred: .

The taxable year for which such election is made: Calendar Year .

4.	The restrictions to which the property is subject:

The Shares are subject to forfeiture to the Company for no consideration should Participant’s employment with the Company terminate or should other specified events occur. Shares vest only upon the passage of time. Upon any transfer by Participant, the Shares will be subject to the same restrictions.

Section 83(b) Election

5.	The fair market value on _______________, 20______, of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $____________.

6.	The amount paid for such property: $________________________.

7.	A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations Section 1.83-2(e)(7).

Signature
Print Name:

Date

Section 83(b) Election